MARKETING ACCESS PROGRAM
                               MARKETING AGREEMENT


THIS AGREEMENT made and entered into this 13th day of July, 1998, by and between CONTINENTAL CAPITAL & EQUITY CORPORATION, a Florida Corporation hereinafter is referred to as "CCEC", and STARBASE CORPORATION, a Delaware Corporation hereinafter referred to as "Company".

WITNESSETH:

For and consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. ENGAGEMENT. Company hereby hires and retains CCEC as an independent contractor; and CCEC does hereby accept as an independent contractor to provide the services described herein to the Company upon the terms and conditions hereinafter set forth.

2. TERM. The term of this Agreement shall be from the 1st day of August, 1998 through the 31st day of July, 1999. The Company shall have the option to renew this Agreement for a period of no less than 12 months.

3. DUTIES AND OBLIGATIONS OF CCEC. CCEC shall have the following duties and obligations under this Agreement:

             3.1 Establish a financial public relations methodology designed to increase awareness of the Company within the investments community.

             3.2 Assist the Company in the implementation of its business plan and in accurately disseminating information to the market place, which information has been provided by the Company.

             3.3 To expose the Company to a broad network of active retail brokers, financial analysts, institutional fund managers, private investors and active financial newsletter writers.

             3.4 Prepare Company due diligence reports, corporate profile, fact sheets and quarterly newsletters.

             3.5 Conduct a tele-marketing campaign to the investment community and brokerage community and conduct tele-conferences with CCEC moderator, Company executive(s), and brokers, financial analysts, fund managers and the like.

             3.6 Feature the Company's corporate profile or fact sheet on CCEC's web site(s).

             3.7 Direct Mail a quarterly newsletter featuring the Company to selected brokers, institutional fund managers, financial analysts and accredited investors.

             3.8 Assist the Company in the preparation of all press releases and coordinate the releases via a Company paid account with PR NewsWire or BusinessWire.

             3.9  Fax  broadcasts  press  releases,   broker  updates,   Company
             newsletters to brokers, institutional fund managers, financial analysts, and accredited investors.

             3.10 E-mail press releases, corporate announcements, broker updates, Company news developments to a targeted e-mail database of brokers, institutional fund managers, financial analysts, and accredited investors.

             3.11 Serve as the Company's external publicist and endeavor to obtain media coverage on the Company in both trade and industry press, on local and national radio and/or TV programming, in subscription-based financial newsletters, and on the worldwide web.

             3.12 Strive to obtain the Company institutional analyst coverage and investment banking sponsorship.

             3.13 Each of the foregoing activities will be coordinated through, and approved by, a designated contact person at the Company. In order to ensure compliance with applicable securities laws, no activities will be engaged in by CCEC unless approved by the Company.

             3.14 CCEC will perform its services hereunder in accordance with the highest professional standards and shall comply with all applicable laws, rules and regulations (including, without limitation, applicable securities laws).

  ALL OF THE FOREGOING CCEC PREPARED DOCUMENTATION CONCERNING THE COMPANY, INCLUDING. BUT NOT LIMITED TO, DUE DILIGENCE REPORTS, CORPORATE PROFILE. FACT SHEETS, AND OUARTERLY NEWSLETTERS, SHALL BE PREPARED BY CCEC FROM MATERIALS SUPPLIED TO IT BY THE COMPANY AND SHALL BE APPROVED BY THE COMPANY PRIOR TO DISSEMINATION BY CCEC. CCEC SHALL NOT DISSEMINATE ANY SUCH DOCUMENTATION, WHICH HAS NOT BEEN APPROVED BY THE COMPANY.

4. CCEC'S COMPENSATION. Upon the execution of this Agreement, Company hereby covenants and agrees to pay CCEC as follows:

             4.1 Monthly cash retainer fee of $8,333.00 (Eight Thousand Three Hundred Thirty Three United States Dollars), the first retainer fee being due and payable upon execution of this Agreement with each subsequent monthly retainer fee of $8,333.00 (Eight Thousand Three Hundred Thirty Three United States Dollars) being paid on or before the 1St of every month for the term of this Agreement.

             4.2 Further, the Company, at its own election and subsequent to the approval of its Board of Directors, may issue CCEC shares of its Common Stock equal in value to the outstanding balance owed CCEC pursuant to the terms and conditions herein. Each share of Common Stock shall be valued at the average closing bid price for the 5
             (five) days immediately prior to the date of Board approval. The Company agrees to use its reasonable best efforts to register said Common Stock for resale by CCEC pursuant to an SEC Registration Statement on Form S-3, or as such other applicable form as may be appropriate, within 120 days after delivery of the restricted shares and confirmed receipt by CCEC and the Company's receipt of an investment representation letter by CCEC. Upon delivery and confirmed receipt of said shares, compensation of $100,000 shall be deemed paid in full.

             4.3 If the Board does not authorize the stock consideration contemplated in Section 4.2 hereof, the Company shall pay the entire stock consideration hereunder in cash.

             4.4 In addition, the Company hereby covenants and agrees to issue CCEC, pursuant to Board approval, an option or warrant to purchase up to 50,000 common shares, in increments of no less than 10,000 shares, with an exercise price valued at $3.25 per share. The term of the option or warrant shall expire 18 months from the day Board approval is awarded. The Company agrees to use its reasonable best efforts to register the common shares underlying the option or warrant for resale by CCEC pursuant to an SEC Registration Statement on Form S-3, or such other applicable form as may be appropriate, within 180 days of Board approval.

             4.5 As provided in Section 2 hereof, the Company shall have the right to renew this Agreement for an additional 12 months. In the event that the Company elects to exercise this option to renew, then the Company covenants and agrees to pay CCEC cash and/or shares which are subject to the same terms and conditions as defined in Sections 4.1, 4.2, 4.3 and 4.4 herein with respect to each annual one year renewal period.

5. CCEC'S EXPENSES AND COSTS. Company shall pay all reasonable out-of-pocket costs and expenses incurred by CCEC, its directors, officers, employees and agents, in carrying out its duties and obligations pursuant to the provisions of this Agreement, excluding CCEC's general and administrative expenses and costs, but including, and not limited to, the following costs and expenses; provided all costs and expense items in excess of $500.00 (Five Hundred U.S. Dollars) must be approved by the Company in writing prior to CCEC's incurrence of the same:

             5.1 Travel expenses, including, but not limited to, transportation, lodging and food expenses, when such travel is conducted on behalf of the Company.

             5.2 Seminars, expositions, money and investment shows.

             5.3 Radio and television time and print media advertising costs, when applicable.

             5.4 Subcontract fees and costs incurred in preparation of research reports, when applicable.

             5.5 Cost of on-site due diligence meetings, if any.

             5.6 Internet advertising costs, if applicable.

             5.7 Printing and publication costs of brochures and marketing materials.

             5.8 Corporate web site development costs.

             5.9  Printing  and  publication  costs of Company  annual  reports,
             quarterly   reports,   and/or   other   shareholder   communication
             collateral material.

             5.10 Creation, production, and mailing of Inside Wall Street lead generation pieces and associated fulfillment material and services, i.e. corporate profiles, presidential cover letters, pre-printed envelopes, 1-800 numbers, postage, list selection, lead distribution, etc, at an established price of $2.00 per Inside Wall Street piece mailed.

  Company shall pay to CCEC all costs and expenses incurred within thirty (30) days after receipt of CCEC's written invoice for the same, except for any invoice or portion thereof that is being contested in good faith, and excluding any costs associated with material and services defined in Section
  5.10 above, which are due and payable in advance of material production.

  CCEC shall not engage any sub-contractor without the Company's prior written authorization.

6. COMPANY'S DUTIES AND OBLIGATIONS. Company shall have the following duties and obligations under this Agreement:

             6.1 Cooperate fully with the reasonable requests of CCEC so as to assist CCEC to perform its obligations under this Agreement.

             6.2 Within ten (10) days of the date of execution of this Agreement to deliver to CCEC a due diligence package on the Company including all the Company's filings with the Securities and Exchange Commission within the last twelve months, the last twelve months of press releases on the Company and all other relevant materials, including, but not limited to, corporate reports, brochures, and the like; a reasonably current list of the names and addresses of all the Company's shareholders known to the Company; and a reasonably current list of the brokers and market makers in the Company's securities and which have been following the Company.

             6.3 The Company will act diligently and promptly in reviewing materials submitted to it from time to time by CCEC and to inform CCEC of any inaccuracies contained therein prior to the dissemination of such materials.

8. NONDISCLOSURE. Concurrently with the execution and delivery of this Agreement, the Company and CCEC shall enter into the Confidentiality Agreement attached hereto as Exhibit A, which Confidentiality Agreement shall form an integral part of this Agreement.

9. DEFAULT. In the event of any default in the payment of CCEC's compensation to be paid to it pursuant to this Agreement, or any other charges or expenses on the Company 's part to be paid, or any part or installment thereof, at the time and in the manner herein prescribed for the payment thereof and as when the same becomes due and payable, and such default shall continue for thirty (30) days; in the event of any default in the performance of any of the other covenants, conditions, restrictions, agreements, or other provisions herein contained on the part of the Company to be performed, kept, complied with or abided by, and such default shall continue for thirty (30) days after CCEC -has given Company written notice thereof, or if a petition in bankruptcy is filed by the

Company, of if the Company is adjudicated of bankruptcy. Then, upon written notice from CCEC to the Company, CCEC may terminate this Agreement and the Company shall remain obligated to pay all amounts due to CCEC through the date of termination. After the effective date of termination, CCEC shall have no further obligation to provide services to the Company hereunder.

In the event of any breach or violation of this Agreement by CCEC of any of its duties or obligations hereunder and such breach or violation is not fully cured with thirty (30) days after written notice from the Company to CCEC, or if a petition in bankruptcy is filed by CCEC, or if CCIEC is adjudicated a bankrupt, the Company may, upon written notice, terminate this Agreement and the services of CCEC hereunder. Notwithstanding any such termination, CCEC shall remain responsible for any damages incurred by the Company as a result of such breach or violation, if applicable.

10. REPRESENTATIONS AND WARRNTIES. Each of the Company and CCEC represents and warrants to other for the purpose of inducing the other party to enter into and consummate this Agreement as follows:

             10.1 It has the power and authority to execute, deliver and perform this Agreement.

             10.2The execution and delivery by it of this Agreement has been duly and validly authorized by all requisite action. No license, consent or approval of any person is required to be obtained in connection with its execution, delivery and performance of this Agreement.

             10.3 This Agreement has been duly executed and delivered by the Company and CCEC. This Agreement is the legal, valid and binding obligation of the Company and CCEC, as the case may be, enforceable against the Company and CCEC, as the case may be, in accordance with its respective terms, subject to the effect to any applicable bankruptcy, insolvency, reorganization, moratorium or similar law effecting creditors' rights generally and to general principals of equity.

             10.4 The execution and delivery by the Company and CCEC, as the case may be, of this Agreement does not conflict with, constitute a breach of or a default thereunder (i) any applicable law, or any applicable rule, judgment, order, writ, injunction, or decree of any court; (ii) any applicable rule or regulation of any administrative agency or other governmental authority; (iii) the certificate of incorporation and By-Laws of the Company and CCEC, as the case may be; (iv) any agreement, indenture, instrument or contract to which the Company and CCEC, as the case may be, is now a party of by which it is bound.

11.     MISCELLANEOUS

             11.1  Notices.  Any  notice  or  other  communication  required  or permitted to be given hereunder shall be in writing, and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the Parties hereto at their addresses indicated hereinafter. Either party may change his or its address for the purpose of this paragraph by written notice similarly given. Parties addresses are as follows:

             COMPANY: 4 Hutton Centre Drive
                           Suite 800
                           Santa Ana, California  92707

             CCEC:         Suite 200
                           195 Wekiva Springs Road
                           Longwood, Florida 32779

             11.2 Entire Agreement. This Agreement represents the entire Agreement between the Parties in relation to the subject matter hereof and supersedes all prior agreements between such Parties relating to such subject matter.

             11.3 Amendment of Agreement. This Agreement may be altered or amended, in whole or in part, only in writing signed by the Party against whom enforcement is sought.

             11.4 Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of a like or different nature.

                                  Page 4 0f 5

             11.5 Captions. The captions appearing in this Agreement are inserted as a matter of convenience and for reference and in no way affect this Agreement, define, limit or describe its scope or any of its provisions.

             11.6 Situs. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The venue shall be New York.

             11.7 Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, personal representatives, successors and assigns; provided that CCEC may not assign this Agreement without prior written consent of the Company.

             11.8 Severability. If any of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

             11.9 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement or the breach thereof shall tie settled by binding arbitration, which shall be the exclusive means of resolving any such controversy, dispute or claim. Arbitration proceedings shall be conducted in accordance with the rules then prevailing of the American Arbitration Association or any successor. The award of the Arbitration shall be conclusive and binding on the parties, not subject to judicial review or appeal. Judgement shall be entered upon an award of a majority of the arbitrators filed in a court of competent jurisdiction and confirmed by such court. The exclusive venue for such arbitration proceedings shall be New York. The parties consent that the cost of arbitration, attorneys' fees of the parties, together with all other expenses shall be paid as provided in the arbitration award.

             11.10 Currency. In all instances, references to monies used in this Agreement shall be deemed to be United States dollars.

             11.11 Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one (1) instrument.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.


         Continental Capital Corporation

         -------------------------------------


         Starbase Corporation

         -------------------------------------


                                  Page 5 0f 5